Exhibit 1.1

Wanda Sports Group Company Limited

UNDERWRITING AGREEMENT

[•], 2019

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Deutsche Bank Securities Inc.
60 Wall Street, 2nd Floor
New York, New York 10005

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

As Representatives of the several Underwriters listed on Schedule II

Ladies and Gentlemen:

Wanda Sports Group Company Limited, a private company limited by shares incorporated in Hong Kong (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are acting as representatives (the “Representatives”), an aggregate of [•] American Depositary Shares, representing [•] Class A ordinary shares, no par value, of the Company. The shareholders listed in Schedule I hereto (the “Selling Shareholders”), acting severally and not jointly, propose to sell to the Underwriters an aggregate of [•] American Depositary Shares, representing [•] Class A ordinary shares, with the respective number of American Depositary Shares to be sold by each Selling Shareholder set forth opposite its name in Schedule I hereto. The [•] American Depositary Shares representing [•] Class A ordinary shares to be sold by the Company and the [•] American Depositary Shares representing [•] Class A ordinary shares to be sold by the Selling Shareholders are herein collectively referred to as the “Firm ADSs”.

The Selling Shareholders, acting severally and not jointly, also propose to sell to the several Underwriters not more than an aggregate of additional [•] American Depositary Shares (the “Additional ADSs”), representing [•] Class A ordinary shares, with the respective number of additional American Depositary Shares to be sold by each Selling Shareholder set forth opposite its name in Schedule I hereto, if and to the extent that the Representatives exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 3 hereof.

The Firm ADSs (including the Directed Shares (as defined below)) and the Additional ADSs are herein collectively referred to as the “ADSs.” The offer of the ADSs is referred to herein as the “Offering”. The Class A ordinary shares represented by the Firm ADSs are herein referred to as the “Firm Shares” and the Class A ordinary shares represented by the Additional ADSs are herein referred to as the “Additional Shares”, and the Firm Shares and the Additional Shares are herein collectively referred to as the “Shares.” The Class A ordinary shares and Class B ordinary shares, no par value, of the Company are hereinafter referred to as the “Ordinary Shares”.

The ADSs are to be issued pursuant to a Deposit Agreement dated as of [•], 2019 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as the depositary (the “Depositary”), and all holders and beneficial owners, from time to time, of American Depositary Shares issued thereunder. Two ADSs will initially represent the right to receive three Class A ordinary shares deposited with the Depositary pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Shares.  The registration statement on Form F-1, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus”. A registration statement on Form F-6 relating to the American Depositary Shares has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time it becomes effective, being hereinafter referred to as the “ADS Registration Statement”). If the Company has filed abbreviated registration statements to register additional Ordinary Shares or American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has also filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the American Depositary Shares and (not for trading) the Ordinary Shares (the “Exchange Act Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

The Underwriters have agreed to reserve a portion of the Firm ADSs to be purchased by them under this Agreement for sale to the Company’s employees, business associates and other parties related to the Company (collectively, “Participants”) under a directed share program (the “Directed Share Program”) administered by CLSA Limited, as set forth in the Prospectus under the heading “Underwriting”.  The ADSs to be sold by the designated administrator and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act. The Company has complied with each request, if any, from the Commission for additional information.

(b)           (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Prospectus and the ADS Registration Statement comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon Underwriting Information (as defined in Section 9).

(c)           The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will continue to satisfy the conditions in Rule 433 to avoid any requirement to file with the Commission any electronic road show. As of the time of each sale of the ADSs in connection with the Offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           The Company has been duly incorporated, is validly existing as a private company limited by shares in good standing under the laws of Hong Kong, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and the Subsidiaries (as defined below) and Affiliated Entities (as defined below), taken as a whole, or on the ability of the Company and the Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). The constitutive documents of the Company comply with the requirements of Hong Kong law and are in full force and effect. Complete and correct copies of the Company’s articles of association and all other constitutive documents of the Company and all amendments thereto have been made available to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(e)           Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) and each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (each a “Affiliated Entity” and collectively, the “Affiliated Entities”) has been duly incorporated, is validly existing as a corporation in good standing (as applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus. Each Subsidiary and Affiliated Entity is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid (or has been partially paid in installments in accordance with the relevant PRC laws and regulations and the articles of association of each such Subsidiary) and non-assessable and are free and clear of all liens, encumbrances, equities or claims; and all of the equity interests in the Affiliated Entities have been duly and validly authorized and issued, are fully paid and non-assessable and are owned as described in the Time of Sale Prospectus, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Each of the Subsidiaries and Affiliated Entities required to be identified on Exhibit 21.1 to the Registration Statement is so identified.

(f)            (i) The description of the corporate structure of the Company and each of the agreements among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “Corporate Structure Contract” and collectively, the “Corporate Structure Contracts”), as set forth in the Time of Sale Prospectus under the captions “Risk Factors” and “Corporate History and Structure” and filed as exhibits to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with the Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus.

(ii)              Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or described in the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the corporate structure nor the Corporate Structure Contracts violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii)             The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject, except, in the case of (B) or (C), where each conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened by any of the parties thereto.

(iv)             The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders of the Affiliated Entities to exercise their voting rights.

(g)           This Agreement has been duly authorized, executed and delivered by the Company.

(h)           The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)            The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus, the ADS Registration Statement and the Exchange Act Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(j)            The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)           The Ordinary Shares outstanding immediately prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” Except as described in the Time of Sale Prospectus and the Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Subsidiaries or the Affiliated Entities.

(l)            The ADSs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement. The ADSs, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus, there are no restrictions on such transfer and subsequent transfers of the ADSs under the laws of Hong Kong, the PRC or the United States.

(m)          The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s articles of association and other constitutive documents or any agreement or other instrument to which the Company is a party, and may be freely deposited by the Company with the Depositary against issuance of ADSs representing the Shares.

(n)           The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Corporate History and Structure,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(o)           The ADSs have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(p)           Neither the Company nor any of the Subsidiaries and Affiliated Entities is (a) in breach or violation of any provision of applicable law; (b) in breach or violation of its respective constitutive documents, or (c) in default in, or violation or breach of the performance or observance of any obligation contained in any agreement or other instrument that is binding upon the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, except in the case of (a) and (c) above, where such breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

(q)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the articles of association of the Company; (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries or Affiliated Entities that is material to the Company, the Subsidiaries and the Affiliated Entities, taken as a whole; or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries or Affiliated Entities, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the ADSs.

(r)            Since the end of the period covered by the latest financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has been no material adverse change nor any development or event involving a prospective material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries and Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Subsidiaries and Affiliated Entities, taken as a whole; (iv) neither the Company nor any of the Subsidiaries and Affiliated Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, (3) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (4) agreed to take any of the foregoing actions that would, in the case of any of clauses (1) through (4) above, have a Material Adverse Effect; and (v) neither the Company nor any of the Subsidiaries and Affiliated Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would, individually or in the aggregate, have a Material Adverse Effect.

(s)            There are no legal or governmental proceedings pending or threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of the Subsidiaries or Affiliated Entities or any of its executive officers, directors or key employees is a party or to which any of the properties of the Company, the Subsidiaries or Affiliated Entities is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus or proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)            Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)           The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(v)           The Company and the Subsidiaries and Affiliated Entities (i) are in compliance with any and all applicable foreign, national, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in the Time of Sale Prospectus and the Prospectus or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or noncompliance with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(w)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) to which the Company or any of the Subsidiaries or Affiliated Entities are subject, except for those that would not have a Material Adverse Effect.

(x)           None of the Company nor any of the Subsidiaries or Affiliated Entities, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any affiliate, agent, representative or other person associated with or acting on behalf of the Company or of any of the Subsidiaries and Affiliated Entities or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Swiss Federal Act against Unfair Competition, the Criminal Law of China, the PRC Anti-Unfair Competition Law or Provisional Regulations on Prohibition of Commercial Bribery, in each case as amended from time to time, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any improper rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries and Affiliated Entities and their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain, and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. The Company represents and covenants that none of the Company or the Subsidiaries or Affiliated Entities will use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(y)           The operations of the Company and the Subsidiaries and Affiliated Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries and Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)           (i) None of the Company nor any of the Subsidiaries or Affiliated Entities, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any affiliate, agent, representative or other person associated with or acting on behalf of the Company or any of the Subsidiaries and Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are or have been:

(A)          the subject of any sanctions administered or enforced by the U.S. government, including but not limited to, the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of Commerce, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable relevant sanctions authority (collectively, “Sanctions”), or

(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)              The Company represents and covenants that the Company and the Subsidiaries and Affiliated Entities will not, directly or indirectly, use the proceeds of the Offering received by the Company, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iii)             The Company represents and covenants that for the past five years, the Company and the Subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions, directly or indirectly, with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, or any entity owned or controlled by a Person who is the target of Sanctions.

(aa)         The Company and the Subsidiaries and Affiliated Entities have good and marketable title (in the case of real property located in the PRC, valid land use rights and building ownership certificates) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiaries and Affiliated Entities, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and the Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries and Affiliated Entities, in each case except as described in the Time of Sale Prospectus.

(bb)         The Company and the Subsidiaries and Affiliated Entities own, possess, have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted, and the expected expiration or non-extension of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect, in each case except as described in the Time of Sale Prospectus. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Subsidiaries and Affiliated Entities; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or the Subsidiaries and Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or the Subsidiaries and Affiliated Entities; (iii) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Subsidiaries and Affiliated Entities in their businesses has been obtained or is being used by the Company or the Subsidiaries and Affiliated Entities in violation of any contractual obligation binding on the Company or the Subsidiaries and Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) to (vi) such as would not, if determined adversely to the Company or the Subsidiaries and Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(cc)         Neither the Company nor any of the Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(dd)         No material labor dispute with the employees of the Company or any of the Subsidiaries and Affiliated Entities exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers or contractors of the Company, the Subsidiaries or Affiliated Entities that could have a Material Adverse Effect. The Company and the Subsidiaries and Affiliated Entities are and have been at all times in compliance with applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or, to the knowledge of the Company, is imminent.

(ee)         The Company and the Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of the Subsidiaries or Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries or Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ff)          (i) Each of the Company and the Subsidiaries and Affiliated Entities possesses all licenses, certificates, authorizations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local, state or foreign regulatory authorities necessary to conduct their respective businesses; (ii) each of the Company and the Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits; (iii) such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus; and (iv) neither the Company nor any of the Subsidiaries or Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit, except in the case of (i) through (iv) above, as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries or Affiliated Entities has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except for such failure to renew that would not have a Material Adverse Effect.

(gg)         No material relationships or material transactions, direct or indirect, exist between any of the Company or the Subsidiaries and Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus.

(hh)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”); (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) each of the Company and the Subsidiaries and Affiliated Entities has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity, in each case, except as described in the Time of Sale Prospectus. Except as described in the Time of Sale Prospectus, there has been no (A) “significant deficiencies” or “material weakness” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) in the design or operation of internal control identified which could adversely affect the Company’s ability to record, process, summarize and report financial data, (B) fraud, whether or not material, that involves management or other employees who have a role in maintaining the Company’s internal control over financial reporting or (C) changes to the Company’s internal controls over financial reporting since December 31, 2018 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions to address significant deficiencies or material weaknesses.

(ii)           The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof and all rules of the NASDAQ Global Market, in each case that are applicable to it as of the effective date of the Registration Statement.

(jj)           Ernst & Young Hua Ming LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(kk)         The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, changes in equity and cash flows for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with IFRS applied on a consistent basis throughout the periods involved. The other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company, and all disclosures regarding “Non-GAAP financial measures” comply to the extent applicable with Item 10 of Regulation S-K of the Securities Act; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ll)           The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (iv) all off-balance sheet commitments and arrangements of the Company and the Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(mm)      The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) except, as described in the Time of Sale Prospectus, “significant deficiencies” or “material weakness” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) in the design or operation of internal control over financial reporting.

(nn)         None of the Company, the Subsidiaries and Affiliated Entities or to the knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action that was designed to cause or result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs.

(oo)         All operating data pertaining to the Company disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus have properly been derived from the Company’s records and do not contain any untrue data that are material or omit any material data necessary to make such data not misleading.

(pp)         The statistical, industry-related and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data is consistent with the sources from which they are derived. The Company has obtained the written consent for the use of such data from such sources to the extent required.

(qq)         Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(rr)           The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ss)          The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(tt)           No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(uu)         The Company has not offered, or caused the Underwriters to offer, ADSs to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of the Subsidiaries or Affiliated Entities to alter the customer’s or supplier’s level or type of business with the Company or any of the Subsidiaries or Affiliated Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or Affiliated Entities or any of their respective products or services.

(vv)         The Company and each of the Subsidiaries and Affiliated Entities have filed all national, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries and Affiliated Entities which has had (nor does the Company nor any of the Subsidiaries or Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. The provisions reflected in the audited consolidated financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus included appropriate provisions required under IFRS for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company or the Subsidiaries and Affiliated Entities was then or might reasonably be expected thereafter to become or have become liable.

(ww)       Except for any net income, capital gain, profits or franchise taxes imposed on the Underwriters by the PRC and Hong Kong as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such taxes, no stamp, documentary, issuance, registration, transaction, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC or Hong Kong or any political subdivision or taxing authority thereof or in connection with (i) the execution, delivery and performance of this Agreement and the Deposit Agreement; (ii) the creation, allotment and issuance of the Shares and the ADSs; (iii) the deposit of the Shares with the Depositary against the issuance of the ADSs; (iv) the sale and delivery of the ADSs to or for the account of the Underwriters or purchasers procured by the Underwriters, and (v)

the purchase, resale and delivery of the ADSs by the Underwriters in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xx)         The Company was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(yy)         Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person any rights to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement to be filed by the Company under the Securities Act (collectively, “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after the expiration of the Lock-up Period referred to in Section 7(ee) hereof. Each executive officer, director and existing shareholder of the Company has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-up Letter”).

(zz)         The Company and the Subsidiaries and Affiliated Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of its IT system and data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses and implemented backup and disaster recovery technology consistent with industry standards and practice, and there have been no breaches, violations, outages, security breach, attack or unauthorized uses of or accesses to the same that could, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries and Affiliated Entities are presently in compliance with all applicable laws, rules and regulations, or internal policies relating to the privacy and security of its IT system and data, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

(aaa)      It is not necessary under the laws of the Hong Kong (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of ADSs to enforce their respective rights thereunder; provided that they are not otherwise engaged in business in the Hong Kong, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of ADSs of the Company to be qualified or entitled to carry out business in Hong Kong.

(bbb)      The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Hong Kong and the PRC and will be honored by the courts of Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 13(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 13(a)), and has the power to designate, appoint and empower, and pursuant to Section 13(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(ccc)       The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the ADSs, will not distribute any offering material in connection with the offering and sale of the Shares and the ADSs other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule III hereto.

(ddd)      Except as described in the Time of Sale Prospectus, (i) none of the Company nor any of the Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entities or (3) transferring any of its properties or assets to the Company or any other Subsidiaries or Affiliated Entities; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of the Subsidiaries and Affiliated Entities (1) may be converted into foreign currency that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (2) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(eee)       Each of the Company and the Subsidiaries and Affiliated Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission and the State Administration of Foreign Exchange) (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under the PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE), except as described in the Time of Sale Prospectus and the Prospectus.

(fff)        The Company is aware of and has been advised as to the content of the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Regulation”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Regulation from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Time of Sale Prospectus and the Prospectus, the issuance and sale of the Shares and the ADSs, the listing and trading of the American Depositary Shares on the NASDAQ Global Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Option Closing Date (as defined in Section 5 and Section 3, respectively), as the case may be, adversely affected by the PRC Mergers and Acquisitions Regulation and (ii) do not require the prior approval of the CSRC.

(ggg)       Each of this Agreement and the Deposit Agreement is in proper form under the laws of Hong Kong for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Hong Kong of this Agreement. The courts of Hong Kong and the PRC would recognize and enforce as a valid judgment any final monetary judgment obtained against the Company or the Selling Shareholders in the courts of the State of New York; provided that (i) with respect to the courts of Hong Kong, foreign judgments can be enforced under statute under the Foreign Judgments (Reciprocal Enforcement) Ordinance or under common law and in order to enforce a foreign judgment under common law, the judgment must meet certain criteria before it can be enforced, such as the judgment being final and conclusive; and (ii) with respect to the courts of the PRC, PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions and according to the PRC Civil Procedures law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest.

(hhh)      None of the Company, the Subsidiaries, the Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 of this Agreement and Article VII of the Deposit Agreement.

(iii)          There are no contracts, agreements or understandings between the Company or the Subsidiaries and Affiliated Entities and any person that would give rise to a valid claim against the Company or the Subsidiaries and Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Subsidiaries and Affiliated Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(jjj)         There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Subsidiaries and Affiliated Entities or any of their respective officers, directors or, to the knowledge of the Company, 5% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(kkk)      The Company has executed a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new American Depositary Receipts evidencing the American Depositary Shares to any shareholder or any third party, unless consented to by the Company.

(lll)          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.             Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder severally represents and warrants as set out in Section 2(a) below, as well as (i) if Wanda Sports & Media (Hong Kong) Holding Co. Ltd. (the “Principal Selling Shareholder”), as set out in Section 2(b) below, or (ii) if a Selling Shareholder other than the Principal Selling Shareholder (each, a “Non-Principal Selling Shareholder”), as set out in Section 2(c) below.

(a)           Each Selling Shareholder severally represents and warrants that:

(i)                                     This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(ii)                                  The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the ADSs.

(iii)                               Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”)) in respect of, the ADSs and the underlying Shares to be sold by such Selling Shareholder, and all authorization and approval required by law, to sell, transfer and deliver the ADSs and the underlying Shares to be sold by such Selling Shareholder or a security entitlement in respect of such ADSs and the underlying Shares and to deposit with the Depositary the Shares to be sold by such Selling Shareholder against issuance of the ADSs evidencing the Shares.

(iv)                              The Custody Agreement, the Power of Attorney and the Lock-up Letter have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(v)                                 Other than the Registration Statement, the Time of Sale Prospectus and the Prospectus, such Selling Shareholder has not, directly or indirectly, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the ADSs;

(vi)                              Upon payment for the ADSs sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to The Depository Trust Company (“DTC”) or its agent of the ADSs in book-entry form to a securities account maintained by the Representatives at DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the UCC with respect to such ADSs, and no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of Section 8-105 of the UCC.

(vii)                           Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(viii)                        [Except as disclosed to the Underwriters,] neither such Selling Shareholder nor any of its affiliates, directly or indirectly, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member of FINRA.

(ix)                              Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the Offering contemplated by this Agreement.

(b)                                 In addition, the Principal Selling Shareholder represents and warrants that:

(i)                                              The Principal Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a Material Adverse Effect.  The Principal Selling Shareholder is not prompted by any material information concerning the Company or the Subsidiaries and Affiliated Entities which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(ii)                                           (A) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(b)(ii) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon the Underwriting Information (as defined in Section 9).

(iii)                                        (A) None of the Principal Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Principal Selling Shareholder’s knowledge, any agent, affiliate, representative or other person associated with or acting on behalf of the Principal Selling Shareholder or any of its subsidiaries or affiliates, is a Person that is, or is owned or controlled by one or more Persons that are:

(1)                                 the subject of any Sanctions, or

(2)                                 located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(B)                               The Principal Selling Shareholder represents and covenants that it will not, directly or indirectly, use the proceeds of the Offering received by the Principal Selling Shareholder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)                                 to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)                                 in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(C)                               The Principal Selling Shareholder represents and covenants that for the past five years, the Principal Selling Shareholder and its subsidiaries and affiliates have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, or any entity owned or controlled by a Person who is the target of Sanctions.

(iv)                                       None of The Principal Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Principal Selling Shareholder’s knowledge, any agent, affiliate representative or other person associated with or acting on behalf of the Principal Selling Shareholder or any of its subsidiaries or affiliates has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any Government Official to influence official action or secure an improper advantage; (C) violated or is in violation of any applicable anti-bribery or anti-corruption laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit. Such Principal Selling Shareholder, its subsidiaries and, to the Principal Selling Shareholder’s knowledge, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain, and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. The Principal Selling Shareholder represents and covenants that it will not use, directly or indirectly, the proceeds of the Offering received by the Principal Selling Shareholder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v)                                 The operations of the Principal Selling Shareholder, its subsidiaries and affiliates are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Principal Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Principal Selling Shareholder, threatened.

(c)                                  In addition, each Non-Principal Selling Shareholder severally represents and warrants that:

(i)                                     Such Non-Principal Selling Shareholder is not prompted by any material information concerning the Company or the Subsidiaries and Affiliated Entities which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(ii)                                  (A) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact in the Non-Principal Selling Shareholder Information (as defined in Section 9) relating to such Non-Principal Selling Shareholder or omit to state a material fact required to be stated in the Non-Principal Selling Shareholder Information relating to such Non-Principal Selling Shareholder or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact in the Non-Principal Selling Shareholder Information relating to such Non-Principal Selling Shareholder or omit to state a material fact necessary to make the statements in the Non-Principal Selling Shareholder Information relating to such Non-Principal Selling Shareholder, in the light of the circumstances under which they were made, not misleading, and (C) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact in the Non-Principal Selling Shareholder Information relating to such Non-Principal Selling Shareholder or omit to state a material fact necessary to make the statements in the Non-Principal Selling Shareholder Information relating to such Non-Principal Selling Shareholder, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(c)(ii) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon the Underwriting Information (as defined in Section 9).

(iii)                                        (A) None of such Non-Principal Selling Shareholder, nor any director or officer thereof, nor, to such Non-Principal Selling Shareholder’s knowledge, any agent, employee, affiliate, representative or other person associated with or acting on behalf of such Non-Principal Selling Shareholder, is a Person that is, or is owned or controlled by one or more Persons that are:

(1)                                 the subject of any Sanctions, or

(2)                                 located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(B)                               Such Non-Principal Selling Shareholder represents and covenants that it will not, directly or indirectly, use the proceeds of the Offering received by such Non-Principal Selling Shareholder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)                                 to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)                                 in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(C)                               Such Non-Principal Selling Shareholder represents and covenants that for the past five years, such Non-Principal Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, or any entity owned or controlled by a Person who is the target of Sanctions.

(iv)                                       None of such Non-Principal Selling Shareholder, nor any director or officer thereof, nor, to such Non-Principal Selling Shareholder’s knowledge, any agent, employee, affiliate, representative or other person associated with or acting on behalf of such Non-Principal Selling Shareholder has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any Government Official to influence official action or secure an improper advantage; (C) violated or is in violation of any applicable anti-bribery or anti-corruption laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit. Such Non-Principal Selling Shareholder, its subsidiaries and, to such Non-Principal Selling Shareholder’s knowledge, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain, and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. Such Non-Principal Selling Shareholder represents and covenants that it will not use, directly or indirectly, the proceeds of the Offering received by such Non-Principal Selling Shareholder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v)                                          The operations of such Non-Principal Selling Shareholder, its subsidiaries and affiliates are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Non-Principal Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Non-Principal Selling Shareholder, threatened.

3.                                      Agreements to Sell and Purchase.  The Company and each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters the number of Firm ADSs set forth opposite its name in Schedule I hereto, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at $______ a share (the “Purchase Price”), the number of Firm ADSs that bears the same proportion to the number of Firm ADSs to be sold by the Company and the Selling Shareholder as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders, severally and not jointly, hereby agree to sell to the Underwriters the maximum number of Additional ADSs set forth opposite its name in Schedule I hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional ADSs at the Purchase Price. No dividends shall be declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. To the extent that the Representatives exercise this right on behalf of the Underwriters from time to time in part, each Selling Shareholder and the Underwriters agree that the number of Additional ADS to be sold by such Selling Shareholder on each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”) shall be in the same proportion as the number of Firm ADSs to be sold by such Selling Shareholder as set forth opposite its name in Schedule I hereto bears to the total number of Firm ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine). Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice.  Additional ADSs may be purchased as provided in this Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs.  On each Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

4.                                      Terms of Public Offering.  The Company and each Selling Shareholder are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable.  The Company and each Selling Shareholder are further advised by the Representatives that the ADSs are to be offered to the public initially at $[•] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] per ADS under the Public Offering Price.

5.                                      Payment and Delivery.  Payment for the Firm ADSs shall be made to the Company and the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2019, or at such other time on the same or such other date, not later than [•], 2019, as shall be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2019, as shall be designated in writing by the Representatives.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.                                      Conditions to the Underwriters’ Obligations.  The obligations of the Company and the Selling Shareholders to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date and the Option Closing Date, as the case may be, are subject to the condition that each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof;

The several obligations of the Underwriters are subject to the following further conditions, subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be:

(a)                                 There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date and signed by an executive officer of the Company, (i) to the effect set forth in Section 6(a) above; (ii) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (the officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened); and (iii) with respect to such other matters as the Representatives may reasonably require.

(c)                                  The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company and the Principal Selling Shareholder, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(d)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Hong Kong counsel for the Company and the Principal Selling Shareholder, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e)                                  The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Carlton Fields, P.A., Delaware counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)                                   The Company shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Jingtian & Gongcheng Attorneys at Law, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g)                                  The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Carlton Fields, P.A., Florida counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(h)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Homburger AG, Swiss counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(i)                                     The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Bei - Ariani - Salvatori & Partners, Italian counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(j)                                    The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of DLA Piper Hong Kong, Hong Kong tax counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(k)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Non-Principal Selling Shareholders, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(l)                                     The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Harney Westwood & Riegels, Maples and Calder (Hong Kong) LLP and Walkers (Hong Kong), local counsels for the Non-Principal Selling Shareholders, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Selling Shareholders, the opinions of counsel for the Selling Shareholders described above shall be addressed to the Underwriters and shall so state therein.

(m)                             The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion and negative assurance letter of Shearman & Sterling LLP, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(n)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(o)                                 The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of White & Case LLP, counsel for the Depositary, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(p)                                 The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter, dated such date, in form and substance satisfactory to the Underwriters, from Ernst & Young Hua Ming LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than five business days prior to the Closing Date.

(q)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company, in form and substance reasonably satisfactory to the Underwriters, in which such officer shall state that certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from and verified against the Company’s accounting and business records, and that such officer has no reason to believe that such data is not true and accurate.

(r)                                    The Lock-Up Letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule IV hereto, delivered to the

Representatives on or before the date hereof, shall be in full force and effect on the Closing Date and each Option Closing Date.

(s)                                   The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Side Letter, and the Deposit Agreement shall be in full force and effect on the Closing Date and each Option Closing Date and shall not be terminated, rescinded or revoked. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the ADSs representing such Shares in accordance with the Deposit Agreement.

(t)                                    The Depositary shall have furnished or caused to be furnished to the Underwriters at the Closing Date or Option Closing Date, as the case may be, a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(u)                                 The American Depositary Shares representing the Shares shall have been approved for listing on the NASDAQ Global Market.

(v)                                 If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(w)                               The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(x)                                 No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(y)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(z)                                  On or prior to the Closing Date, the American Depositary Shares shall be eligible for clearance and settlement through the facilities of DTC.

(aa)                          The duly authorized, executed, and fully enforceable Power of Attorney and Custody Agreement by each Selling Shareholder shall be in full force and effect on the Closing Date and each Option Closing Date.

(bb)                          The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate dated such date, signed by an Attorney-in-Fact of each Selling Shareholder in which the Attorney-in-Fact shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be; and such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or Option Closing Date, as the case may be.

(cc)                            On or prior to the Closing Date and each Option Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

(dd)                          The Company shall have performed all of its obligations hereunder required to have been performed prior to or on the Closing Date and each Option Closing Date.

7.                                      Covenants of the Company.  The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a)                                 To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)                                 To furnish to the Representatives, without charge, copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement and ADS Registration Statement (in each case without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day following the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)                                  Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)                                 To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the ADS, as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares and the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h)                                 To advise the Underwriters promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any Time of Sale Prospectus, the Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(i)                                     To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)            To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(k)                                 During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided, however, that in each case the Company will have no obligation to deliver such reports or statements (financial or otherwise) (1) to the extent they are timely filed with the Commission’s EDGAR reporting system or publicly available on the Company’s website, as the case may be, or (2) if the Company ceases to be subject to the reporting obligations under the Exchange Act.

(l)                                     To apply the net proceeds to the Company from the sale of the ADSs in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus.

(m)                             Not to, and to cause each of the Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(n)                                 To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(o)                                 The Company will use its commercially reasonable best efforts to maintain the listing of the American Depositary Shares on the NASDAQ Global Market.

(p)                                 The Company will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(q)                                 The Company (i) will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside Hong Kong; (ii) following the consummation of the Offering, will use its reasonable efforts to obtain and maintain all approvals required in Hong Kong to pay and remit outside Hong Kong all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) will use its reasonable efforts to obtain and maintain all approvals, if any, required in Hong Kong for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(r)                                    To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with applicable PRC Overseas Investment and Listing Regulations, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(s)                                   To not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-up Period (as defined below) without the prior written consent of the Representatives.

(t)                                    To indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, transfer, withholding or other similar taxes or duties (other than taxes imposed on the net income, capital gain, profits or franchise taxes of an Underwriter), including any interest and penalties, on the creation, issue and sale of the Shares or ADSs to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale of the ADSs by the Underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of taxes that would not have been imposed but for the recipient being a resident of the jurisdiction imposing such taxes or having a permanent establishment therein (other than as a result of the transactions contemplated by this Agreement).

Each Selling Shareholder, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(u)                                 Such Selling Shareholder has duly executed and delivered to the Representatives a Lock-Up Letter and will abide by the terms thereof.

(v)                                 Each Selling Shareholder will deliver to the Representatives, prior to or at the Closing Date, a properly completed and executed U.S. Internal Revenue Service Form W-9 or an IRS Form W-8, as appropriate (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(w)                               Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares and ADSs;

(x)                                 Such Selling Shareholder agrees to notify promptly the Company and the Representatives of any change in the information relating to such Selling Shareholder, at any time prior to the date on which the distribution of the Shares and ADSs as contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been completed, as determined by the Representatives, that results in the Registration Statement, the Time of Sale Prospectus or the Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(y)                                 Such Selling Shareholder agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares or the ADSs, in each case other than the Prospectus;

(z)                                  Such Selling Shareholder and/or its direct or indirect owners or controlling persons that is a PRC resident or PRC citizen will comply with any applicable PRC Overseas Investment and Listing Regulations, including without limitation, completing any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations, and irrevocably authorizing the controlling person in writing, in accordance with applicable PRC Overseas Investment and Listing Regulations, to handle any registrations and other procedures required under applicable PRC Overseas Investment and Listing Regulations on their behalf;

(aa)                          Such Selling Shareholder agrees not to use any of the proceeds received by it from the sale of the Shares and ADSs in any manner that is not in compliance with applicable laws, rules and regulations of any governmental agency having jurisdiction over such Selling Shareholder including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulation of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC; and

(bb)                          Such Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and such Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

Further, the Company and each Selling Shareholder covenants with each Underwriter as follows:

(cc)                            Without the prior written consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(dd)                          Such Selling Shareholder agrees to pay or cause to be paid all stamp, transfer, issuance and other similar taxes or duties (other than taxes imposed on the net income of an Underwriter), including any interest and penalties, on the transfer and sale of the Shares and ADSs to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale of the ADSs by the Underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction. All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of taxes that would not have been imposed but for the recipient being a resident of the jurisdiction imposing such taxes or having a permanent establishment therein (other than as a result of the transactions contemplated by this Agreement).

(ee)                            The Company and each Selling Shareholder, without the prior written consent of the Representatives on behalf of the Underwriters, which shall be subject to the prior written consent of the Company with respect to the Selling Shareholders, will not, during the period ending 180 days after the date of the Prospectus (the “Lock-up Period”), (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise; (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares; or (4) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or enter into any such swap or other arrangements.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares and ADSs to be sold hereunder, (b) the issuance of Ordinary Shares or the grant of options to purchase Ordinary Shares or other equity-based compensation under any share incentive plan of the Company disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the filing of a registration statement on Form S-8 in connection therewith, provided that if the Company grants options to purchase Ordinary Shares or other equity-based compensation, each grantee who has awards that will vest before the end of the Lock-up Period shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto, (c) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act in respect of Ordinary Shares or ADSs; provided that (i) such plan does not permit any sales of Ordinary Shares or ADSs during the Lock-up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no sale of Ordinary Shares or ADSs may be made under such plan during the Lock-up Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in any Lock-up Letter described in Section 6(r) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B-2 hereto through a major news service at least two business days before the effective date of the release or waiver.

8.                                      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and the ADSs to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares and the ADSs under state securities laws and all expenses in connection with the qualification of the Shares and the ADSs for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the Shares and the ADSs by FINRA, (v) all fees and expenses in connection with the preparation and filing of the ADS Registration Statement and the Exchange Act Registration Statement and all costs and expenses incident to listing the American Depositary Shares on the NASDAQ Global Market, (vi) the costs and expenses of qualifying the Shares and American Depositary Shares for inclusion in the book-entry settlement system of the DTC, (vii) the cost of printing certificates representing the Shares or the American Depositary Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares and the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel, meals and lodging expenses of any such consultants and the Company’s representatives and 50% of the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Shares and ADSs, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (xi) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8. It is understood, however, that except as provided in this Section 8, Section 9 entitled “Indemnity and Contribution”, Section 10 entitled “Directed Share Program Indemnification” and the last paragraph of Section 12 below, the Underwriters shall be responsible for all of their costs and expenses, including fees and disbursements of counsels to the Underwriters, out-of-pocket expenses, stock transfer taxes payable on resale of any of the ADSs by them and any other costs and expenses incurred in connection with the transactions contemplated in this Agreement, including those relating to any investor presentations or “road show” undertaken in connection with the marketing of the offering of the ADSs.

9.                                      Indemnity and Contribution.  (a) The Company and the Principal Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and its affiliates within the meaning of Rule 405 under the Securities Act, and their respective directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee, controlling person or affiliate promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, controlling person or affiliate in connection with investigation or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, as set forth in Section 9(c) below.

(b)                                 Each of the Non-Principal Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and its affiliates within the meaning of Rule 405 under the Securities Act, and their respective directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such director, officer, employee, controlling person or affiliate promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, controlling person or affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided that notwithstanding the generality of the foregoing, each Non-Principal Selling Shareholder will only be liable pursuant to this Section 9(b) to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with information furnished in writing to the Company by such Non-Principal Selling Shareholder for use in such documents, it being understood and agreed that the only such written information furnished by such Non-Principal Selling Shareholder consists of the statements relating to such Non-Principal Selling Shareholder in the section under the heading “Principal and Selling Shareholders” (the “Non-Principal Selling Shareholder Information”) in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus provided, further, that the liability of each Non-Principal Selling Shareholder for indemnity under this subsection shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts received by such Non-Principal Selling Shareholder from the sale of its Shares by such Non-Principal Selling Shareholder hereunder and the Non-Principal Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission based upon the Underwriting Information (as defined in Section 9).

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company and the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, and each Selling Shareholder, and each person, if any, who controls such Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Selling Shareholder to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of their respective legal and marketing names, addresses and U.S. broker-dealer entities (as applicable) under the caption “Underwriting” (the “Underwriting Information”).

(d)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. The indemnifying party, upon request of the indemnified party, shall be entitled to participate in such proceeding and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party to represent the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and shall pay the fees and disbursements of such counsel related to such proceeding, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense of such proceeding, the indemnifying party shall not be liable to such indemnified party under Section 9(a), 9(b) or 9(c) for any other expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the use of counsel chosen by the Company to represent the indemnified person would present such counsel with a conflict of interest. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 9(a) and 9(b), and by the Company, in the case of parties indemnified pursuant to Section 9(c).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second, third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering of the ADSs or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares and the ADSs (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price.  The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares and ADSs they have purchased hereunder, and not joint.

(f)                                   The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)                                  The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors, any person controlling the Company, or any Selling Shareholders and (iii) acceptance of and payment for any of the Shares and ADSs.

10.          Directed Share Program Indemnification.  (a) The Company agrees to indemnify and hold harmless CLSA Limited, each person, if any, who controls CLSA Limited within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of CLSA Limited within the meaning of Rule 405 of the Securities Act (“CLSA Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of CLSA Entities.

(b)           In case any proceeding (including any governmental investigation) shall be instituted involving any CLSA Entity in respect of which indemnity may be sought pursuant to Section 10(a), the CLSA Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the CLSA Entity, shall retain counsel reasonably satisfactory to the CLSA Entity to represent the CLSA Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any CLSA Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such CLSA Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the CLSA Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the CLSA Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all CLSA Entities.  Any such separate firm for the CLSA Entities shall be designated in writing by CLSA Limited.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the CLSA Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time a CLSA Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the CLSA Entity in accordance with such request prior to the date of such settlement.  The Company shall not, without the prior written consent of CLSA Limited, effect any settlement of any pending or threatened proceeding in respect of which any CLSA Entity is or could have been a party and indemnity could have been sought hereunder by such CLSA Entity, unless such settlement includes an unconditional release of the CLSA Entities from all liability on claims that are the subject matter of such proceeding.

(c)           To the extent the indemnification provided for in Section 10(a) is unavailable to a CLSA Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the CLSA Entity thereunder, shall contribute to the amount paid or payable by the CLSA Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the CLSA Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the CLSA Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the CLSA Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the CLSA Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the CLSA Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the CLSA Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)           The Company and the CLSA Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the CLSA Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c).  The amount paid or payable by the CLSA Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the CLSA Entities in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no CLSA Entity shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by CLSA Limited with respect to the offering of the ADSs exceeds the amount of any damages that such CLSA Entity has otherwise been required to pay.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)           The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any CLSA Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

11.                               Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Stock Exchange of Hong Kong or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Hong Kong or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State, Hong Kong or PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company and any Selling Shareholder.  In any such case either the Representatives or the Company and the relevant Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  No action taken under this paragraph shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholders shall be unable to perform its obligations under this Agreement, the Company and such Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all accountable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the Offering contemplated hereunder.

13.                               Submission to Jurisdiction; Appointment of Agent for Service.  (a) The Company and each of the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder (each, a “Related Proceeding”).  The Company and each of the Selling Shareholders irrevocably and unconditionally waives any objection to the laying of venue of any Related Proceeding in the Specified Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Related Proceeding in any such court has been brought in an inconvenient forum. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 The Company hereby irrevocably appoints World Triathlon Corporation, c/o Cogency Global Inc., 10 East 40th Street, 10th Floor, New York, NY 10016, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c)                                  Each of the Selling Shareholders hereby irrevocably appoints World Triathlon Corporation, c/o Cogency Global Inc., 10 East 40th Street, 10th Floor, New York, NY 10016, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  Each of the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

14.                               Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company or any Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each of the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the relevant Selling Shareholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

15.                               Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADS, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the ADSs.

(b)                                 Each of the Company and the Selling Shareholders acknowledges that in connection with the offering of the ADS: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any Selling Shareholder, or any other person, (ii) the Underwriters owe the Company and any Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders.  Each of the Company and the Selling Shareholders waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

16.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, NY 10005, Attention: Equity Capital Markets — Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (646) 374-1071, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; if to the Company shall be delivered, mailed or sent to [•]; and if to the Selling Shareholders shall be delivered, mailed or sent to [•].

20.                               Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters

21.                               Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Shareholders’ and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 9 of this Agreement shall be deemed to be for the benefit of its directors, its officers who have signed the Registration Statement and any person controlling the Company or the Selling Shareholders within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 21, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

22.                               Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

23.                               Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

24.                               Recognition of the U.S. Special Resolution Regimes.  (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

Very truly yours,

Wanda Sports Group Company Limited

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Very truly yours,

Wanda Sports & Media (Hong Kong) Holding Co. Ltd.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

The Non-Principal Selling Shareholders named in Schedule I attached hereto

By:
Name:
Title: As Attorney-in-Fact acting on behalf of each of the Non-Principal Selling Shareholders named in Schedule I attached hereto

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Company	Number of Firm ADSs To Be Sold	Maximum Number of Additional ADSs To Be Sold
Wanda Sports Group Company Limited	[•]	[•]
Selling Shareholders
Principal Selling Shareholder
Wanda Sports & Media (Hong Kong) Holding Co. Ltd.	[•]	[•]
Non-Principal Selling Shareholders
IDG-Accel China Capital II L.P.	[•]	[•]
IDG-Accel China Capital II Investors L.P.	[•]	[•]
IDG China Capital Fund III L.P.	[•]	[•]
IDG China Capital III Investors L.P.	[•]	[•]
Achieve Square Holdings Limited	[•]	[•]
Orient Pearl Media Sports Holdings Limited	[•]	[•]
Shengke Limited	[•]	[•]
China Point (CAY) Special Situations Fund SPC — China Point Special Situations Fund I SP	[•]	[•]
Zhu Xiang International Investment Limited	[•]	[•]
Total	[•]	[•]

I-1

SCHEDULE II

Underwriter	Number of Firm ADSs To Be Purchased	Maximum Number of Additional ADSs To Be Purchased
Morgan Stanley & Co. LLC	[•]	[•]
Deutsche Bank Securities Inc.	[•]	[•]
Citigroup Global Markets Inc.	[•]	[•]
Haitong International Securities Company Limited	[•]	[•]
China International Capital Corporation Hong Kong Securities Limited	[•]	[•]
CLSA Limited	[•]	[•]
SG Americas Securities, LLC	[•]	[•]
CIBC World Markets Corp.	[•]	[•]
Loop Capital Markets LLC	[•]	[•]
Tiger Brokers (NZ) Limited	[•]	[•]
Total	[•]	[•]

II-1

SCHEDULE III

Time of Sale Prospectus

IV-1

SCHEDULE IV

List of Locked-up Parties

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Deutsche Bank Securities Inc.
60 Wall Street, 2nd Floor
New York, New York 10005

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

as Representatives of the several Underwriters named in the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Wanda Sports Group Company Limited, a private company limited by shares incorporated in Hong Kong (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares (the “ADSs”), representing Class A ordinary shares, no par value, of the Company. The Class A ordinary shares and Class B ordinary shares, no par value, of the Company are hereinafter referred to as the “Ordinary Shares”. The undersigned is a record or beneficial owner of American Depositary Shares, Ordinary Shares, or securities convertible into or exercisable or exchangeable for the American Depositary Shares or Ordinary Shares.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, which shall be subject to the prior written consent of the Company with respect to the Selling Shareholders, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Lock-up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, (3) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such swap or other arrangements, or (4) make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs.  The foregoing sentence shall not apply to (a) the Ordinary Shares or ADSs, if any, to be sold by the undersigned pursuant to the Underwriting Agreement, (b) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, ADSs or other securities acquired in such open market transactions, (c) transfers of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs as a bona fide gift or through will or intestacy, or (d) if the undersigned is a partnership or any other entity, transfers or distributions of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs to partners or equity holders or affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or ADSs, shall be required or shall be voluntarily made during the Lock-up Period, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Lock-up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-up Period.  In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter shall terminate and the undersigned shall be released from its obligations hereinabove on the earlier of (i) where the Company files an application to withdraw the registration statement related to the Public Offering, the date on which the U.S. Securities and Exchange Commission consents to such withdrawal, (ii) [December 3, 2019], if the Underwriting Agreement shall not have been signed by that date, or (iii) the date of termination of the Underwriting Agreement before the closing of the Public Offering.

Very truly yours,

(Name)

(Address)

EXHIBIT B-1

FORM OF WAIVER OF LOCK-UP

, [•]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Wanda Sports Group Company Limited (the “Company”) of [•] American Depositary Shares, representing [•] Class A ordinary shares, no par value, of the Company and the lock-up letter dated ____, 2019 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, [•], with respect to [•] [[Class A] / [Class B] ordinary shares]] / [•] ADSs (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective _____, [•][; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release]].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

[•]

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc:	Company

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EXHIBIT B-2

FORM OF PRESS RELEASE

Wanda Sports Group Company Limited

[Date]

Wanda Sports Group Company Limited (the “Company”) announced today that Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., the joint book-running managers in the Company’s recent public sale of [•] American Depositary Shares, representing  [•] Class A ordinary shares, is [waiving][releasing] a lock-up restriction with respect to [•] [Class A] / [Class B] ordinary shares of the Company (the “Shares”) held by ][certain officers or directors] [an officer or director] of the Company] / [•].  The [waiver][release] will take effect on ____, [•], and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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